                                 SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                CMI Corporation
       ----------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     _____________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

     _____________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     ______________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

     _______________________________________________________________________

     5)  Total fee paid: _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                _______________________________________________
     2)  Form, Schedule or Registration Statement No.:
                                                      _________________________
     3)  Filing Party:
                      _________________________________________________________
     4)  Date Filed:
                    ___________________________________________________________

                                CMI CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 14, 1999



To the Shareholders of
CMI Corporation:

     The 1999 Annual Meeting of Shareholders of CMI Corporation (the "Company") will be held on May 14, 1999 at 10:00 A.M. (Oklahoma City time), at the Company's corporate offices, Interstate 40 and Morgan Road, Oklahoma City, Oklahoma 73101. The items of business to be considered are:

          1. The election of three directors for a term of three years each;

          2. The ratification of certain amendments to the Company's 1992 Incentive Stock Option Plan; and

          3. Such other matters as may properly come before the meeting or any adjournment thereof.

     The close of business on April 12, 1999 has been fixed as the record date for the determination of the holders of Voting Class A Common Stock and Voting Common Stock entitled to notice of and to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                              By Order of the Board of Directors


                              /s/ Jim D. Holland
                              --------------------------------------
                              Jim D. Holland, Senior Vice President



Oklahoma City, Oklahoma
April 14, 1999

                                CMI CORPORATION

                                PROXY STATEMENT
                                ---------------

                                  May 14, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CMI Corporation (the "Company") to be voted at the 1999 Annual Meeting of Shareholders of the Company on May 14, 1999 at 10:00 A.M. (Oklahoma City time), which meeting will be held at the offices of the Company, located at Interstate 40 and Morgan Road (P.O. Box 1985), Oklahoma City, Oklahoma 73101. Information in this Proxy Statement is as of March 1, 1999 unless otherwise stated. The approximate date on which this Proxy Statement and enclosed form of proxy have been mailed to shareholders is April 14, 1999.

     Any shareholder giving a proxy has the power to revoke the proxy at any time before it is voted by giving written notice to the Company. Any proxy which is not revoked will be voted at the Annual Meeting. Giving a proxy will not affect your right to vote in person if you attend the Annual Meeting.


Voting Securities and Principal Holders Thereof

     Holders of record at the close of business on April 12, 1999 (the "Record Date") of shares of Voting Class A Common Stock, $0.10 par value ("Class A Stock"), and Voting Common Stock, $0.10 par value ("Common Stock"), are entitled to notice of and to vote on all matters presented at the Annual Meeting. As of the Record Date, there were 21,548,883 shares of Class A Stock and 602 shares of Common Stock issued and outstanding. Each share of Class A Stock and each share of Common Stock is entitled to one vote on each item of business to be considered at the Annual Meeting.

     The following table sets forth certain information regarding the Company's Class A Stock owned by (i) each shareholder of the Company who is known by the Company to beneficially own more than five percent of the Company's outstanding Class A Stock, (ii) each of the Company's directors and certain executive officers, and (iii) all directors and executive officers of the Company as a group.

                                       Number of Shares
Name and Address                         and Nature of           Percent of
of Beneficial Owner(1)             Beneficial Ownership (2)   Class A Stock(3)
---------------------------------  -------------------------  ----------------
Recovery Equity Investors, L.P.           7,116,667 (4)            33.0%
Suite 465
901 Mariner's Island Boulevard
San Mateo, California  94404

Recovery Equity Partners, L.P.            7,116,667 (4)            33.0
Suite 465
901 Mariner's Island Boulevard
San Mateo, California  94404

                                       Number of Shares
Name and Address                         and Nature of           Percent of
of Beneficial Owner(1)             Beneficial Ownership (2)   Class A Stock(3)
---------------------------------  -------------------------  ----------------
Joseph J. Finn-Egan                            7,116,667 (4)           33.0

Jeffrey A. Lipkin                              7,116,667 (4)           33.0

Bill Swisher                                   2,127,683 (5)            9.9

Larry D. Hartzog                                 172,700 (6)              *

Albert L. Basey                                     100,000               *

Jim D. Holland                                       94,120               *

Robert L. Curtis                                     32,500               *

Thomas P. Stafford                                   10,000               *

Tom Engelsman                                             0               0

Kenneth J. Barker                                         0               0

J. Larry Nichols                                          0               0

All directors and
officers as a group
 (12 persons)                                 10,081,201 (7)           46.4


(1) Unless otherwise indicated, the address for each listed shareholder is c/o CMI Corporation, P. O. Box 1985, Oklahoma City, Oklahoma 73101.

(2) Includes shares which may be acquired under options within 60 days of the Record Date. All shares are held directly unless indicated otherwise.

(3) For purposes of computing the percent of Class A Stock held by a beneficial owner, director or officer, the 602 outstanding shares of Common Stock have been treated as shares of Class A Stock.

(4) All of the shares beneficially owned by Recovery Equity Investors, L.P., a Delaware limited partnership ("REI"), are included in the shares beneficially owned by Recovery Equity Partners, L.P., the general partner of REI, and Messrs. Finn-Egan and Lipkin, the general partners of Recovery Equity Partners, L.P. This amount does not, however, include 2,659,029 shares of Class A Stock beneficially owned by Bill Swisher and certain members of his family, with respect to which shares REI may (i) elect to acquire pursuant to a right of first refusal or participate in the sale thereof pursuant to tag-along rights, in each case under a certain Shareholders Agreement (the "Shareholders Agreement") between REI, the Company, Bill Swisher and certain members of Mr. Swisher's family, and (ii) vote or direct the voting of in favor of all persons designated by REI for election to the Company's Board of Directors pursuant to the terms of a certain Investment Agreement (the "Investment Agreement") between the Company and REI.

(5) Includes 1,627,234 shares held by a revocable trust of which Mr. Swisher is the sole trustee and beneficiary during his lifetime; 500,000 shares held by a charitable remainder trust of which Mr. Swisher and his wife are the sole trustees and have a unitrust interest during their joint lifetimes; and 449 shares held by a trust for the benefit of Mr. Swisher's father of which Mr. Swisher is a co-trustee. Mr. Swisher disclaims beneficial ownership of all shares held for the benefit of his father. Pursuant to the terms of the Shareholders Agreement, Mr. Swisher is required to vote or grant to REI a proxy to vote all of his shares of Class A Stock in favor of the election of all persons designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement.

(6) Includes 22,700 shares held by a trust of which Mr. Hartzog is the trustee and beneficiary.

(7) Includes 241,456 shares held by various trusts of which Thane Swisher, the Vice President and Secretary of the Company, is a trustee or a co-trustee.

*  Constitutes less than one percent of the outstanding Class A Stock.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than nine members. The current number of directors is eight. For election purposes, directors are divided into two groups of three directors and a third group of two directors. Each group holds office for three years. The Bylaws provide that one group of the Board shall be elected at each Annual Meeting.

     At the Annual Meeting, management will present as nominees and recommend to the shareholders that Kenneth J. Barker, Tom Engelsman and Bill Swisher be elected to serve on the Board of Directors for a term of three years and until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF NOMINEES KENNETH J. BARKER, TOM ENGELSMAN AND BILL SWISHER. Unless a shareholder requests that the voting of the proxy be withheld for any one or more of the nominees for director, the shares represented by the enclosed proxy will be voted for the election of all nominees. Should any of these nominees become unable to serve for any reason, which is not anticipated, the Board of Directors may designate a substitute nominee in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

     The following is a brief account of the business experience during the past five years of each director and each person nominated to become a director, including his principal occupation and employment during that period, and the name and principal business of any corporation or other organization in which each person has been occupied or employed. Directorships in certain companies presently held by each director or nominee are also set forth.

     Mr. Barker (age 57) has been a director of the Company since January 10, 1997. Since July 1994, Mr. Barker has been President of Custom Products Corporation, a manufacturer of precision metal components. From October 1993 to March 1994, Mr. Barker was Chief Operating Officer of Customer Products Corporation. Prior to October 1993, Mr. Barker held various management positions with several manufacturing businesses such as American Fibrit, Inc., Allen Industries, Rockwell International and Chrysler Corporation. Mr. Barker was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Barker's term on the Board of Directors expires in 1999.

     Mr. Engelsman (age 49) has been Chief Executive Officer of the Company since October 1998 and a director of the Company since November 1998. From February 1998 to October 1998, Mr. Engelsman was a private investor. Mr. Engelsman was the President and Chief Operating Officer of Beloit Corporation, a subsidiary of Harnischfeger Industries Inc., from 1994 to February 1998. From 1991 to 1994, Mr. Engelsman was the President and Chief Executive Officer of Landis & Gyr Corporation, a control system manufacturing company located in Switzerland. From 1987 to 1991, he was the President of Sales of Dresser-Rand Company and from 1971 to 1987, Mr. Engelsman held various positions with Ingersoll-Rand. Mr. Engelsman was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Engelsman's term on the Board of Directors expires in 1999.

     Mr. Finn-Egan (age 65) has been a director of the Company since August 30, 1991. Since 1987, Mr. Finn-Egan has been a general partner of Recovery Equity Partners, L.P., the general partner of REI. Mr. Finn-Egan also serves as a director of Chadmore Wireless Group, Inc. Mr. Finn-Egan was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Finn-Egan's term on the Board of Directors expires in 2000.

     Mr. Hartzog (age 64) has practiced law in Oklahoma City, Oklahoma since 1961 and is presently a director and stockholder of Hartzog Conger & Cason, an Oklahoma City law firm. Mr. Hartzog became a director of the Company in 1975. Mr. Hartzog's term on the Board of Directors expires in 2001.

     Mr. Lipkin (age 52) has been a director of the Company since August 30, 1991. Since 1987, Mr. Lipkin has been a general partner of Recovery Equity Partners, L.P., the general partner of REI. Prior to co-founding REI with Mr. Finn-Egan, Mr. Lipkin was a partner of Gaston & Snow, a national law firm, from 1984 to 1989. Mr. Lipkin also serves as a director of Chadmore Wireless Group, Inc. Mr. Lipkin was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Lipkin's term on the Board of Directors expires in 2000.

     Mr. Nichols (age 56) is the President and Chief Executive Officer of Devon Energy Corporation, an oil and gas company headquartered in Oklahoma City. Mr. Nichols has been a director of Devon Energy since 1971, President since 1976 and Chief Executive Officer since 1980. He serves as a director of the Independent Petroleum Association of America. He is President of the Domestic Petroleum Council and is also a director of the Independent Petroleum Association of New Mexico, the Oklahoma Independent Petroleum Association, the Natural Gas Supply Association and the National Petroleum Council. Mr. Nichols also serves as a director of Smedvig asa and as President of the Oklahoma Nature Conservancy.
Mr. Nichols is also a member of the Board of Governors of the American Stock Exchange. Mr. Nichols' term on the Board of Directors expires in 2000.

     Mr. Stafford (age 68), USAF (Ret. Lt. Gen.), has held various positions in government and industry throughout his career and currently is a consultant with General Technical Services, Inc. Mr. Stafford became a director of the Company in 1983. Since 1980, Mr. Stafford has served as Chairman of the Board of Omega Watch Corporation of America. He also is currently a member of the board of directors of Allied-Signal, Inc., Tremont, Inc., Seagate Technology, Inc. and Timet, Inc. Mr. Stafford's term on the Board of Directors expires in 2001.

     Mr. Swisher (age 68) has been Chairman of the Board of the Company since 1965 and a director since 1966. Mr. Swisher also served as Chief Executive Officer of the Company from 1965 to October 1998. Mr. Swisher is a director of OGE Energy Corp. Mr. Swisher's son, Thane Swisher, is a Vice President and Secretary of the Company. Mr. Swisher's term on the Board of Directors expires in 1999.

     The Board of Directors of the Company has a standing Audit Committee, the members of which are Messrs. Hartzog and Stafford. The Audit Committee held two meetings during 1998. The Audit Committee's principal responsibilities are to generally review the overall scope and results of the audit by the Company's independent auditors and to recommend to the Board of Directors the appointment of the independent auditors. The Board of Directors also has a standing Compensation Committee. During 1998, Messrs. Finn-Egan, Hartzog, Lipkin and Stafford served on the Compensation Committee. The Compensation Committee met once during 1998. The principal functions of the Compensation Committee are (i) to review the objectives, structure, cost and administration of the Company's major compensation and benefit policies and programs, (ii) to review annually officers' salaries, management incentives and stock options, and (iii) to administer the Company's stock option plan, management incentive plans and other long-term incentive plans. The Company does not have a Nominating Committee.

     During 1998, each director who was not an officer of the Company was compensated at the rate of $1,000 per month for his services on the Board of Directors and as a member of any Board committee. Each director who was not an officer of the Company also received $1,000 for each meeting of the Board actually attended. Directors who are also officers and employees of the Company were not paid for their services as directors or for attendance at meetings.
The Board of Directors of the Company held five meetings during 1998. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

                    AMENDMENT OF INCENTIVE STOCK OPTION PLAN

     The CMI Corporation 1992 Incentive Stock Option Plan (the "Stock Option Plan") was adopted by the Company's Board of Directors on June 15, 1992. Thereafter, in August 1992, the Stock Option Plan was approved by the shareholders of the Company. Under its terms, the Stock Option Plan can be amended by the Board of Directors at any time and from time to time; provided that no amendment will be effective unless the approval of the Company's shareholders has been obtained if such approval is required (i) in order for the Stock Option Plan to meet the conditions specified in Rule 16b-3 of the Securities and Exchange Commission, (ii) to comply with the requirements of
Section 422 of the Internal Revenue Code, or (iii) by any other provision of applicable law. The Board of Directors has adopted various amendments to the Stock Option Plan which will be incorporated by restating the Stock Option Plan in its entirety. The approval of the shareholders of the following amendments to the Stock Option Plan is necessary in order for such amendments to be effective.

Summary of Material Amendments

     Increase in Shares Subject to the Stock Option Plan: The Stock Option Plan, as originally adopted, allowed the Company to grant options to purchase a maximum of 1,000,000 shares of the Company's Class A Stock. As amended, the number of shares of Class A Stock which can be issued pursuant to the Stock Option Plan will be increased from 1,000,000 shares to 2,100,000 shares.

     Persons Eligible to Receive Options: As it was originally adopted, the Stock Option Plan permitted only employees of the Company who were not members of the Stock Option Plan Committee and who were not members of the Company's Board of Directors to receive options or stock appreciation rights under the Stock Option Plan. As amended, the Stock Option Plan will allow stock options and/or stock appreciation rights to be granted to employees of the Corporation who are also directors of the Corporation and employees who are members of the Stock Option Plan Committee.

     Terms of Non-Qualified Options: The Stock Option Plan, as originally adopted, provided that a non-qualified stock option granted under the Stock Option Plan would expire to the extent it was not exercised on the earlier of
(i) the fifth anniversary of the date the option was granted or (ii) three months after the date of the optionee's termination of employment for reasons other than total disability or twelve months from the date of the optionee's termination of employment for reasons of total disability. Non-qualified stock options granted pursuant to the Stock Option Plan, as amended, may, at the discretion of the Stock Option Plan Committee, determined as of the date the non-qualified stock option is granted, be exercised at any time prior to the expiration of the stated term of the option regardless of the date of the optionee's termination of employment with the Company.

     Payment of Exercise Price: The Stock Option Plan, as originally adopted, allowed the exercise price of a stock option to be paid with shares of Class A Stock previously acquired by the optionee. As amended, the Stock Option Plan requires that shares of Class A Stock previously acquired through the exercise of an option be held for at least six (6) months before the shares can be used as payment for the exercise price of an option.

     Administration of Plan: As it was originally adopted, the Stock Option Plan was to be administered by a committee of at least two directors appointed by the Board of Directors and it was contemplated that the Compensation Committee of the Board of Directors would serve as the Stock Option Plan Committee. As amended, the Stock Option Plan removes the reference to the Compensation Committee and confirms that, at the Board's discretion, the entire Board of Directors can serve as the Stock Option Committee.

     Change of Name: The name of the Stock Option Plan as initially adopted was the CMI Corporation 1992 Incentive Stock Option Plan. The name has been changed to the CMI Corporation Stock Option Plan.

Summary of the Stock Option Plan

     The purpose of the Stock Option Plan is to advance the interests of the Company and its shareholders by providing long-term incentives to certain key employees of the Company and its subsidiaries who contribute significantly to the long-term performance and growth of such companies by enabling such key employees to acquire a proprietary interest in the Company. The Stock Option Plan provides for both the grant of incentive stock options (an "ISO" individually and "ISO's" collectively) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not qualify as ISO's ("Non-Qualified Stock Options"), as well as alternative rights to receive the appreciation on stock ("Appreciation Rights").

     Administration of the Stock Option Plan: The Stock Option Plan is administered by the Stock Option Plan Committee (the "Committee") comprised of at least two members of the Board of Directors of the Company. The entire Board may serve as the Committee.

     The Committee determines (i) which employees are key employees, (ii) the number of ISO or Non-Qualified Options (collectively "Options") and/or Appreciation Rights, if any, to be granted to key employees, and (iii) the terms and conditions thereof consistent with the terms and conditions of the Stock Option Plan. The Committee is also empowered to interpret the Stock Option Plan, the terms of any Options and Appreciation Rights and agreements evidencing such Options and Appreciation Rights and to adopt, amend, interpret and repeal such rules, guidelines and practices of the administration, interpretation and application of the Stock Option Plan as are consistent with the terms of the Stock Option Plan.

     Shares Subject to the Stock Option Plan: As amended, the total number of shares of Class A Stock which may be issued under the Stock Option Plan may not exceed 2,100,000. If there is a stock split, stock dividend or other similar change in the shares of Class A Stock of the Company or a reorganization, merger, consolidation, recapitalization, reclassification or a combination or exchange of such shares or similar corporate transaction involving a change in the Company's capitalization, or if the Committee otherwise determines that as a result of the corporate transaction it is appropriate, an equitable adjustment in the total number and kind of shares issued upon the exercise of Options or Appreciation Rights will be made. If an Option expires without having been exercised in full, the shares not purchased pursuant to such Option will again be available for future grants under the Stock Option Plan.

     Eligible Employees: As amended, any key employee selected by the Committee (including directors of the Company) will be eligible to participate in the Stock Option Plan.

     Terms of Options: Subject to the specific requirements set forth below, the terms and conditions which govern an Option are determined by the Committee and are set forth in an Option agreement approved by the Committee. The following conditions apply to all Options:

          Transferability. Options are not transferable except as permitted under the applicable laws of descent and distribution and only the optionee, or the optionee's legal guardian in the case of a disabled optionee, may exercise the Option during the optionee's lifetime.

          Exercise Price. The Option exercise price is set by the Committee and is not less than 100% of the fair market value of the shares covered by the Option on the date the Option is granted. In the event an Option is granted to a key employee who is also the owner of 10% or more of the outstanding total combined voting power of all classes of stock of the Company or any subsidiary, the Option exercise price will not be less than 110% of the fair market value on the date the Option is granted.

          Termination of Option. Unless otherwise provided by the Committee in the terms of an Option agreement, an Option expires, to the extent it is not exercised, on the earlier of (i) the fifth anniversary of the date the Option is granted or (ii) three (3) months after the date of the optionee's termination of employment for reasons other than total disability or twelve
     (12) months from the date of the optionee's termination of employment for reasons of total disability. Without limiting the authority of the Committee described above, Non-Qualified Stock Options can, at the discretion of Committee, be exercised at any time prior to the expiration of their stated term regardless of the date of or reason for an optionee's termination of employment.

          Payment of Exercise Price. Full payment for shares to be received upon the exercise of any Option must be delivered to the Company on the date the notice of exercise is delivered to the Company. In lieu of cash, the optionee may make this payment by delivering shares of Class A Stock owned by the optionee; provided, however, that if the shares to be delivered to the Company were acquired as a result of a prior exercise of an Option such shares must have been held for at least six (6) months.

     Appreciation Rights: In addition to the Options available under the Stock Option Plan, the Committee may also grant Appreciation Rights which allow the optionee to be paid the appreciation on an Option in shares of Class A Stock in lieu of exercising the Option. The amount to which an optionee will be entitled to receive upon the exercise of an Appreciation Right will be equal to 100% of the amount by which the fair market value of the Class A Stock on the exercise date exceeds the Option exercise price with respect to the Option to which the Appreciation Right relates. Appreciation Rights are subject to the same conditions and restrictions as Options granted pursuant to the Stock Option Plan. Specifically, but without limitation, Appreciation Rights are subject to the same terms and conditions as the Options to which they relate; are not transferable except as permitted under applicable laws of descent and distribution and only the optionee, or the optionee's legal guardian in the case of a disabled optionee, may exercise an Appreciation Right during the optionee's lifetime.

     Certain Federal Income Tax Consequences: The following discussion of relevant federal income tax consequences is a summary only, and each employee granted an Option or Appreciation Rights under the Stock Option Plan is urged to consult with the employee's tax advisor with respect to these and other federal, state and local tax consequences before exercising any such Option or Appreciation Rights and before disposing of any shares of the Company's Class A Stock acquired upon the exercise thereof.

          Incentive Stock Options. An employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise. The exercise of an ISO will be timely if made during its term and if the employee remains an employee of the Company (or any subsidiary of the Company) at all times during the period beginning on the date the ISO is granted and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of termination of employment by reason of disability). Upon ultimate sale of the shares of the Company's Class A Stock received upon such exercise, except as noted below, the employee will recognize a long-term capital gain or loss (if the stock is a capital asset in the possession of the employee) equal to the difference between the amount realized and the Option exercise price. The Company will not be entitled to any federal income tax deduction in connection with either the issuance or the exercise of the ISO or the sale of the Class A Stock by the employee.

          If, however, the shares of the Company's Class A Stock acquired pursuant to the exercise of an ISO are disposed of by the employee within two years of the date the ISO is granted or within one year from the date the stock is transferred to the employee upon exercise (a "Disqualifying Disposition") any gain realized by the employee generally will be taxable at the time of such Disqualifying Disposition as follows: (i) at ordinary income rates to the extent the Option exercise price is less than the lesser of the fair market value of the shares of the Company's Class A Stock on the date the ISO is exercised or the amount realized on such Disqualifying Disposition and (ii) if the shares of Class A Stock are a capital asset in the possession of the employee, as short-term or long-term gain to the extent of the excess of the amount realized on such Disqualifying Disposition over the fair market value of the shares of Class A Stock on the date the ISO is exercised. In such case, the Company will generally be entitled to a tax deduction, in accordance with its method of accounting at the time of the Disqualifying Disposition, for the amount taxable to the employee as ordinary income. In addition, any capital gain being recognized in such case by the employee will be long-term capital gain if the employee's holding period for the shares of Class A Stock at the time of disposition is sufficient to meet the holding period requirement in effect for such purpose under the Code at the time of exercise of the ISO (the "Requisite Holding Period"); otherwise it will be short-term. Also, the amount by which the fair market value of the shares of the Company's Class A Stock on the exercise date of an ISO exceeds the Option exercise price will constitute an item of tax preference for purposes of the employee's "alternative minimum tax" calculation.

          If the employee pays the Option exercise price in full or in part with shares of previously acquired shares of Class A Stock of the Company, regulations currently proposed by the Internal Revenue Service would provide the following rules which modify the foregoing discussion. If the shares surrendered in payment of the exercise price of an ISO are shares of the Company's Class A Stock acquired pursuant to the exercise of an incentive stock option and if, at the date of surrender, the applicable incentive stock option holding period for such shares had not been met (as discussed above) such surrender will constitute a Disqualifying Disposition giving rise to ordinary income (as discussed above). Otherwise, when shares of the Company's Class A Stock are surrendered upon exercise of an ISO, in general
     (i) no gain or loss will be recognized as a result of the exchange and (ii) for purposes of determining the amount and character of any gain or loss on the ultimate disposition of the shares received upon exercise (a) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a Disqualifying Disposition) will have a holding period that includes the holding period of the shares exchanged and (b) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date on which the ISO is granted or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first and such disposition will be a Disqualifying Disposition giving rise to ordinary income as discussed above.

          Non-Qualified Stock Options. Generally an employee will not be taxed upon the grant of a Non-Qualified Stock Option. Rather, at the time the Non-Qualified Stock Option is exercised, the employee, except as noted below, will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the Option exercise price. In addition, except as noted below, if, at the Company's election, an employee receives cash or shares in lieu of paying the Option exercise price, the employee will recognize ordinary income in an amount equal to the cash or fair market value of the shares received. If shares of the Company's Class A Stock acquired upon the exercise of a Non-Qualified Stock Option are later sold or exchanged, the difference between the sales price and the fair market value of such stock on the date of exercise will be taxable as capital gain or loss (if the stock is a capital asset in the possession of the employee) which will be long-term or short-term capital gain or loss depending on the length of time the Optionee has held the Class A Stock.

          The Company will generally be entitled to a tax deduction in accordance with its method of accounting at such time and in the same amount the employee recognizes ordinary income.

          Based upon a published ruling of the Internal Revenue Service, an employee who pays the Option exercise price in whole or in part by delivering shares of the Company's Class A Stock already owned by the employee will recognize no gain or loss for federal income tax purposes on the shares surrendered (except possibly if the shares were acquired upon the exercise of an ISO in which case the above discussion under "Incentive Stock Options" will apply) but otherwise will be taxed according to the rules described in the two preceding paragraphs (including the rule that an employee should recognize an amount of ordinary income which is equal to the amount of income which would be recognized if the Option exercise price for the Non-Qualified Stock Option were paid for with cash). With respect to those shares acquired upon exercise equal in number to the shares surrendered, the basis per share of the shares acquired will be equal to the basis per share of the shares surrendered and the holding period for the shares acquired will include the holding period of the shares surrendered. The basis of any additional shares received upon exercise will be equal to the fair market value of such additional shares on the date of exercise and the holding period for such additional shares will commence on the date the Non-Qualified Stock Option is exercised.

          Appreciation Rights. Generally, an employee will not be taxed upon the grant of an Appreciation Right. The employee will, however, recognize ordinary income for federal income tax purposes at the time the Appreciation Right is exercised in an amount equal to the fair market value of the shares of Class A Stock received by the employee upon exercise of the Appreciation Right. If the shares of Class A Stock acquired upon the exercise of the Appreciation Right are later sold or exchanged, the difference between the sales price and the fair market value of such stock on the date of exercise will be taxable to the employee as capital gain or loss (if the stock is a capital asset in the possession of the employee) which will be long-term or short-term capital gain or loss depending on the length of time the employee has held the Class A Stock. Generally, the Company will be entitled to a tax deduction at such time and in the same amount as the employee's ordinary income recognition in accordance with the Company's method of accounting at such time.

Summary of Benefits Provided Under the Stock Option Plan

     The number of and value of Options to be granted to employees in the future is not presently known and will be determined by the Committee. Since the adoption of the Stock Option Plan in 1992, Options to purchase a total of 1,400,000 shares of Class A Stock have been granted. Optionees have exercised Options to purchase a total of 443,652 shares and Options to purchase 171,348 shares have terminated. As of the Record Date, there were outstanding Options to purchase 785,000 shares of Class A Stock. This number represents 3.6% of the total number of shares of Class A Stock issued and outstanding as of the Record Date.

     From the adoption of the Stock Option Plan through the Record Date, Options to purchase 770,000 shares of Class A Stock have been granted to current executive officers of the Company and Options to purchase 630,000 shares have been granted to other current and former employees.

     Mr. Engelsman, the Company's Chief Executive Officer and a nominee to the Company's Board of Directors, has been granted options to purchase 500,000 shares of Class A Stock. In the event the amendments to the Stock Option Plan are not approved by the shareholders, Mr. Engelsman will only be able to purchase 220,202 shares pursuant to Options granted under the Stock Option Plan and options to purchase an additional 279,798 shares of Class A Stock will be provided outside of the Stock Option Plan. Thus, in any event, Mr. Engelsman will receive Options to purchase a total of 500,000 shares of Class A Stock.

Approval Required

     The affirmative vote of the holders of a majority of the outstanding shares of Class A Stock and Common Stock, voting together as a class, present in person or by proxy at the Annual Meeting is required to ratify the amendments made to the Stock Option Plan as described above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AMENDMENTS TO THE STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION

     The following table sets certain forth information with respect to Bill Swisher and the three other executive officers of the Company as to whom the total annual salary and bonus for the year ended December 31, 1998 exceeded $100,000. The table also sets forth certain information with regard to the compensation of Tom Engelsman, who was appointed as the Chief Executive Officer of the Company in October 1998.

                           SUMMARY COMPENSATION TABLE

==========================================================================================================
                                                                              Long-Term
                                                 Annual Compensation         Compensation
                                                                                Awards

               Name                                                                                All
               and                                                Other                           Other
            Principal                                            Annual       Stock Options   Compensation
             Position               Year   Salary    Bonus   Compensation(1)     (Shares)

Tom Engelsman                       1998  $ 75,000  $     0        $0           500,000         $ 4,788 (3)
Chief Executive Officer (2)         1997       N/A      N/A       N/A               N/A             N/A
                                    1996       N/A      N/A       N/A               N/A             N/A

Bill Swisher                        1998  $330,000  $50,000        $0                 0         $ 7,800 (5)
Chairman of the                     1997   330,000        0         0                 0           6,465
Board and Chief                     1996   300,000   25,200         0                 0           5,990
Executive Officer(4)

Albert L. Basey                     1998  $175,000  $35,000        $0                 0         $ 5,010 (5)
President  (6)                      1997   157,163        0         0           100,000           4,233
                                    1996       N/A      N/A       N/A               N/A             N/A
Jim D. Holland                      1998  $160,000  $30,000        $0                 0         $ 2,939 (5)
Senior Vice President, Treasurer    1997   160,000        0         0                 0           2,577
 and Chief Financial Officer        1996   141,667   25,410         0            50,000           1,956

Robert L. Curtis                    1998  $155,000  $25,000        $0            50,000         $ 3,692 (5)
Vice President-Sales and            1997   142,500        0         0                 0          19,525 (8)
 Marketing(7)                       1996    17,813        0         0            50,000             300 (5)

==========================================================================================================

(1) Excludes perquisites and other benefits, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of the total of such officer's annual salary and bonus.

(2) Mr. Engelsman was employed by the Company in October 1998.

(3) Includes the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of Mr. Engelsman and payments made to reimburse Mr. Engelsman for housing costs incurred in connection with his relocation to Oklahoma City.

(4) Mr. Swisher served as the Chief Executive Officer of the Company until October 1998.

(5) Includes contributions made by the Company to the Tax Savings Retirement Thrift Plan on behalf of the named officer and the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named officer.

(6) Mr. Basey was employed by the Company in February 1997.

(7) Mr. Curtis was employed by the Company in November 1996.

(8) Includes contributions made by the Company to the Tax Savings Retirement Thrift Plan on behalf of Mr. Curtis, the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of Mr. Curtis, and payments made to reimburse Mr. Curtis for costs incurred in connection with his relocation to Oklahoma City.

Options Granted

    The following table sets forth information concerning stock options granted during the last fiscal year to the five executive officers named in the Summary Compensation Table.

                          OPTION/SAR GRANTS IN 1998(1)


=====================================================================================================================
                          Individual Grants
                                                                              Potential
                                                                          Realized Value at
                                                                            Assumed Annual
                                                                         Rates of Stock Price
                                                                             Appreciation
                                                                           for Option Term
                              Percentage of
                              Total Options
                    Options    Granted to      Exercise
                    Granted     Employees       Price        Expiration
Name                (Shares)     in 1998      (Per Share)      Date            5%               10%

Tom Engelsman       500,000        91%           $6.25       10/01/08      $1,965,300       $4,980,450

Bill Swisher              0         0              N/A            N/A             N/A              N/A

Albert L. Basey           0         0              N/A            N/A             N/A              N/A

Jim D. Holland            0         0              N/A            N/A             N/A              N/A

Robert L. Curtis     50,000         9%           $6.25       10/01/03      $   86,350       $  190,800

=====================================================================================================================

(1)No stock appreciation rights were granted in 1998.

Option Exercises and Fiscal Year-End Values

    The following table provides certain information on stock option exercises in 1998 by the named executive officers and the value of such officers' unexercised options at December 31, 1998.

   AGGREGATED OPTION/SAR EXERCISES IN 1998 AND 12/31/98 OPTION/SAR VALUES(1)


=====================================================================================================================
                                                                                          Value of
                                                       Number of Unexercised             Unexercised
                       Number of                             Options at                 In-the-Money
       Name         Shares Acquired                      December 31, 1998               Options at
                      on Exercise    Value Realized          (Shares)                December 31, 1998(2)

                                                     Exercisable  Unexercisable  Exercisable     Unexercisable

Tom Engelsman               0             N/A                  0        500,000     $      0           $843,750

Bill Swisher                0             N/A                  0              0     $      0           $      0

Albert L. Basey             0             N/A            100,000              0     $343,750           $      0

Jim D. Holland              0             N/A             35,350         64,650     $ 41,978           $208,022
Robert L. Curtis            0             N/A             26,250         73,750     $ 81,797           $186,953
=====================================================================================================================

(1)  No stock appreciation rights are outstanding.
(2) Based on the closing price of the Company's Class A Stock on the New York Stock Exchange on December 31, 1998.

Compensation Committee Interlocks and Insider Participation

     Joseph J. Finn-Egan, Larry D. Hartzog, Jeffrey A. Lipkin and Thomas P. Stafford are the current members of the Compensation Committee of the Company's Board of Directors. Mr. Finn-Egan and Mr. Lipkin are the general partners of Recovery Equity Partners, L.P., which is the general partner of REI. Mr. Finn-Egan and Mr. Lipkin have each been designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement between REI and the Company.

     The law firm of Hartzog Conger & Cason, in which Larry D. Hartzog, a director of the Company, is a director and stockholder, rendered legal services to the Company during 1998.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Mr. Engelsman serves as Chief Executive Officer of the Company pursuant to an employment agreement entered into on October 1, 1998. The employment agreement provides for Mr. Engelsman's employment through April 1, 2004 (subject to early termination in certain circumstances) at a base salary of $300,000 per year. The expiration date of the employment agreement will be automatically extended until September 30, 2008 unless, prior to January 1, 2004, either the Company or Mr. Engelsman gives notice to the other that it elects not to extend the term of the employment agreement beyond April 1, 2004. Under the employment agreement, Mr. Engelsman is entitled to receive bonus compensation for fiscal years 1999-2003, inclusive, equal to 75% of his base salary if the Company's basic earnings per share equal or exceed certain targeted levels established by the Board of Directors. If the expiration date of the employment agreement is extended until September 30, 2008, the Board of Directors of the Company and Mr. Engelsman will negotiate in good faith targeted earnings per share levels or other performance criteria to be used in determining Mr. Engelsman's bonus compensation for fiscal years 2004-2008.

     In connection with the employment of Mr. Engelsman, on October 1, 1998, the Company granted to Mr. Engelsman stock options to purchase up to 500,000 shares of Class A Stock of the Company at an exercise price of $6.25 per share. If the shareholders of the Company do not ratify the amendments to the Stock Option Plan described herein, Mr. Engelsman will only be able to purchase 220,202 shares under the Stock Option Plan and the options to purchase the additional 279,798 shares of Class A Stock will be provided outside of the Stock Option Plan. One-fifth of the options become exercisable each year commencing in 2000 and continuing through 2004 if the basic earnings per share of the Company for the previous fiscal year equal or exceed certain targeted levels. In addition, all options will immediately become exercisable if, among other things, Mr. Engelsman is employed by the Company on March 31, 2006 or a change in control of the Company occurs. Options also become exercisable upon the occurrence of certain other events.

     The Company has the right to terminate Mr. Engelsman's employment at any time, with or without "cause," as that term is defined in the employment agreement. Mr. Engelsman also has the right to terminate the employment agreement at any time, with or without "cause." If Mr. Engelsman's employment is terminated by the Company without "cause" or by Mr. Engelsman for "cause," Mr. Englesman will be entitled to continue to receive his base salary for a period of 18 months following the termination date and all of the stock options granted to Mr. Engelsman in connection with his employment will vest immediately.

     On November 1, 1998, the Company entered into an agreement with Jim D. Holland in which the Company agreed to pay one years' salary to Mr. Holland if he is terminated by the Company at any time prior to November 1, 2000 without "cause," as that term is defined in the agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Company's executive officers and administers the Company's Stock Option Plan and other management incentive plans. The Compensation Committee is currently composed of Messrs. Finn-Egan, Hartzog, Lipkin and Stafford.

Compensation Philosophy and Overall Objectives of Executive Compensation Program

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and, thus, shareholder value by aligning closely the financial interests of the Company's executive officers with those of its shareholders. In furtherance of those goals, the Compensation Committee has established the following fundamental objectives:

     1) Provide a competitive compensation package that will enable the Company to attract and retain key executives.

     2) Integrate all compensation policies and plans with the Company's short-term and long-term business objectives and strategies, and focus executive behavior on the fulfillment of those objectives.

     3) Provide compensation opportunities that are linked to performance of the Company and increases in shareholder value.

Components of Compensation Program

     Each year, the Compensation Committee reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the actual performance of the Company. The Company's compensation program is based on the following three components, each of which is intended to serve the Company's overall compensation philosophy.

     Base Salary: Base salary levels of the Company's executive officers are largely determined through comparisons with companies in the same or similar businesses of the Company and its subsidiaries. Actual salaries are based on individual performance within a competitive salary range for each position that is established through job evaluation and market comparisons.

     Annual Incentive Compensation: In early 1998, the Compensation Committee adopted the 1998 Senior Management Incentive Bonus Plan (the "Senior Management Plan"), which Senior Management Plan covered all of the named executive officers other than Mr. Engelsman, as well as other mid-level management personnel. Participants in the Senior Management Plan were eligible to earn cash bonuses based on (i) the overall performance of the Company and/or the business unit of the Company in which the participant is primarily involved, and (ii) a subjective analysis of the participant's individual performance. In assessing the overall performance of the Company (or a particular business unit), the 1998 earnings before taxes ("EBT") of the Company (or business unit) were measured against EBT targets established by the Compensation Committee for the Company and each of its business units. In assessing the individual performance of a participant, the Compensation Committee considered performance factors particular to each participant, such as the participant's level of responsibility within the Company and individual managerial accomplishments.
For the fiscal year ended December 31, 1998, aggregate bonuses of $204,500 were paid under the Senior Management Plan.

     Certain employees of the Bid-Well Division of the Company were eligible in 1998 to participate in a separate management incentive plan (the "Bid-Well Plan") for the division. Under the terms of the Bid-Well Plan, the eligible employees could earn cash bonuses if the EBT of the division exceeded certain predetermined levels. Like the Senior Management Plan, the objective of the Bid-Well Plan was to advance the interests of the Company and its shareholders by providing incentives for the attainment of consistent growth in revenue and income. For the fiscal year ended December 31, 1998, aggregate bonuses of $77,096 were paid under the Bid-Well Plan. None of the executive officers named in the Summary Compensation Table participated in the Bid-Well Plan.

     Payments under both the Senior Management Plan and the Bid-Well Plan were made after receipt of annual audited financial statements for the Company and its subsidiaries.

     Stock Option Program: In 1992, the Company established the Stock Option Plan. As previously described, the purpose of the Stock Option Plan is to advance the interests of the Company and its shareholders by providing long-term incentives to certain key employees of the Company and its subsidiaries who contribute significantly to the long-term performance and growth of the Company and its subsidiaries by enabling such employees to acquire a proprietary interest in the Company.

Discussion of 1998 Compensation for the Chief Executive Officers

     The Compensation Committee applied the executive compensation policies and programs described above in determining the total compensation of Bill Swisher, the Company's Chairman and former Chief Executive Officer. As reflected in the Summary Compensation Table, Mr. Swisher's base salary for 1998 was $330,000, the same base salary that Mr. Swisher received in 1997. In addition, Mr. Swisher received a cash bonus of $50,000 under the Senior Management Plan. No options or other long-term incentives were granted to Mr. Swisher in 1998.

     In October 1998, Mr. Engelsman entered into a sixty-six month employment agreement with the Company. Under the agreement, Mr. Engelsman's annual salary was set at $300,000. This amount was determined based upon a review of salaries paid by selected peer companies and a subjective assessment of the nature of the position and Mr. Engelsman's experience. The reported salary in the Summary Compensation Table differs due to Mr. Engelsman's employment beginning on October 1, 1998. In connection with his employment, the Company granted to Mr. Engelsman stock options to purchase up to 500,000 shares of Class A Stock at an exercise price of $6.25 (the market value of the Class A Stock on the day of grant). Due to the fact that Mr. Engelsman was employed for only three months of 1998, he did not receive any bonus for 1998.


                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                              Joseph J. Finn-Egan
                                Larry D. Hartzog
                               Jeffrey A. Lipkin
                               Thomas P. Stafford

Performance Graph

     The following graph shows the cumulative total shareholder return on the Company's Class A Stock over the last five fiscal years as compared to the returns of the New York Stock Exchange Market Value Index (the "NYSE Index"), and a peer group (the "Peer Group") selected by the Company. This Peer Group consists of Astec Industries, Inc., Caterpillar, Inc., Athey Products Corp., Hein-Werner Corp., Portec, Inc., and Terex Corp. The graph assumes $100 was invested on December 31, 1993 in the Company's Class A Stock, the NYSE Index and the Peer Group and assumes reinvestment of dividends.


                       [PERFORMANCE GRAPH APPEARS HERE]


==============================================================================

               12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98

CMI             $100.00    $94.55     $74.55     $63.77     $76.24     $117.32

Peer Group      $100.00   $124.04     $134.06    $175.62    $232.15    $229.77

NYSE Index      $100.00    $98.06     $127.15    $153.16    $201.50    $239.77
==============================================================================


                            APPOINTMENT OF AUDITORS

     The Board of Directors has selected KPMG, L.L.P. as the Company's independent auditors for the 1999 fiscal year.

     KPMG, L.L.P. is the accounting firm which audited and reported on the Company's financial statements for the last fiscal year. A representative of KPMG, L.L.P. is expected to attend the Annual Meeting. The representative will be afforded an opportunity to make a statement, if he desires to do so. It is anticipated that the representative will also be available to answer appropriate questions.

                               OTHER INFORMATION

Cost of Proxy Solicitation

     The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees, and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so. Proxies also may be solicited personally or by telephone or telegraph. All such solicitations will be made by officers or other employees of the Company who will not receive extra compensation therefor.


Additional Matters

     While the notice for the Annual Meeting calls for the transaction of any other business as may be properly presented, management is not aware of any business to be submitted at the Annual Meeting not referred to in the proxy. If any further business is presented, the persons named in the proxy will act according to their best judgment on behalf of the shareholders they represent.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Class A Stock to file certain reports with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange concerning their beneficial ownership of the Company's Class A Stock. The SEC regulations also require that a copy of all such Section 16(a) forms must be furnished to the Company by the executive officers, directors and 10% shareholders.

     Based on a review of the copies of such forms and amendments thereto received by the Company, or written representations that no filings were required, the Company believes that, except as described below, during 1998, all
Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were met. Thane Swisher, Vice President and Secretary of the Company, inadvertently failed to report four transactions involving trusts for the benefit of his children and his siblings and of which Mr. Swisher is either the trustee or a co-trustee.

Shareholders Proposals

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting, which is currently expected to be held in May 2000, must be received by the Company by December 15, 1999 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include the proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.


SEC Form 10-K

     A copy of the Company's Annual Report on Form 10-K for its latest fiscal year is available without charge to any shareholder of the Company who requests a copy in writing from Mr. Jim D.

Holland, Senior Vice President, Treasurer and Chief Financial Officer, CMI Corporation, P.O. Box 1985, Oklahoma City, Oklahoma 73101.


Vote Required

     Under the Company's Bylaws, the holders of one-third of the issued and outstanding shares of Class A Stock and Common Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for all purposes unless otherwise provided by law or by the Company's Certificate of Incorporation or Bylaws. If a quorum is present, directors are elected by a plurality of the votes cast at the Annual Meeting. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. An abstention or broker non-vote will have no effect on the election of directors under Oklahoma law. To ratify the amendments to the Stock Option Plan, the affirmative vote of a majority of the shares present or represented at the Annual Meeting is required. Abstentions will have the effect of votes against the proposal to ratify the amendments. Broker non-votes will have no effect on the outcome of the proposal.


                                 By Order of the Board of Directors


                                 /s/ JIM D. HOLLAND
                                 -------------------------------------
                                 Jim D. Holland, Senior Vice President




Oklahoma City, Oklahoma
April 14, 1999


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

                                    PROXY
                               CMI CORPORATION
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 14, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Thane Swisher and Jim D. Holland, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Voting Class A Common Stock and Voting Common Stock of CMI Corporation held of record by the undersigned on April 12, 1999, at the Annual Meeting of Shareholders to be held on May 14, 1999 or any adjournment thereof.

   1. Election of Directors.
   [_]For all nominees listed below (except as marked to the contrary below).
   [_]Withhold authority to vote for all nominees listed below.

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
                              Kenneth J. Barker
                                Tom Engelsman
                                 Bill Swisher

   2.  Ratification of Amendments to 1992 Incentive Stock Option Plan.
                  [_] FOR      [_] AGAINST      [_] ABSTAIN

   3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE AND FOR THE RATIFICATION OF THE AMENDMENTS TO THE 1992 INCENTIVE STOCK OPTION PLAN. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREOF.


   The undersigned hereby acknowledges receipt of the Proxy Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

   Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the name of the legal entity by authorized person.

   Dated this     day of         , 1999.

                                                _____________________________
                                                Signature

                                                _____________________________
                                                Signature

      (Please sign, date and return promptly using the enclosed envelope.)